Exhibit 99.1

Santa Fe Gold Announces Potential Transaction to Acquire Two Permitted Mines

Santa Fe Gold Engages Geologist Daniel E Gorski as Consultant to Oversee All Project Operations

ALBUQUERQUE, N.M., November 19, 2018 (GLOBE NEWSWIRE) -- Santa Fe Gold Corporation (SFEG), a U.S. based mining company and owner of multiple mining claims, announced that it entered into a letter of intent to acquire two permitted mines.

The agreement contains an exclusivity provision through December 31, 2018 for the purpose of allowing the parties time to finalize due diligence and complete acquisition of mine assets.

The Company believes that it has agreed upon the economic terms of the transaction and, pending satisfactory due diligence and the procurement of at least $500,000 of financing, expects to enter into final documentation with the seller during calendar 2018.

The Company will announce the closing of this transaction through a press release and Form 8-K, should such closing occur.

Chairman Brian Adair Comments

We are very pleased with this exciting transaction as this is an important first step of our planned strategy to achieve near term production.

While there can be no assurance that the acquisition will be completed, we expect to close the acquisition as we believe the material terms have been agreed upon, due diligence has commenced, and we should be able to procure at least $500,000 to fund the initial payments that are currently contemplated to be due in calendar 2018.

We believe potential upside to this acquisition includes the fact that we should be able to enter into a contract arrangement to commence mining operations with an experienced mining crew that is familiar with this property and we expect that the ore can be shipped directly to smelters, without the need for processing plants, significant infrastructure or major capital investment.

We are also pleased to announce the appointment of highly experienced Daniel E Gorski as consulting geologist to oversee our proposed mining operations and resource development.

We paid $200,000 in October 2018 with respect to the Alhambra Mine acquisition and owe a balance of approximately $350,000 in calendar 2018 to complete the purchase.

We intend to bring our SEC filings current and into compliance as soon as practicable.

The company has scheduled a special meeting of its shareholders for January 11, 2019, at which time it plans to update the shareholders on all operations and progress.

About Santa Fe Gold

We are a mining company engaged in the business of acquisitions and intended development of mineral properties.  To date, no mining activities have yet commenced.  The Company has acquired rights to five patented claims and 82 unpatented claims in the Black Hawk district of New Mexico, acquired rights to four placer claims in British Columbia, Canada, and owns an aggregate of 42 unpatented claims located in Grant County, New Mexico, and Hidalgo County, New Mexico (including the Pinos Altos claims).

We require capital to complete the purchase and future development of our current mining properties, fund working capital needs, and fund contemplated acquisitions.

This release may contain certain “forward-looking” statements, which represent the Company’s expectations or beliefs, including but not limited to, statements concerning the company’s planned operations, financial condition, ability to obtain capital, and growth and acquisition strategies.

For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “should,” “estimate,” “might,” “plan,” “predict,” “strategy” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

For more information, investors should review the Form 8-K filed with the SEC on November 19, 2018, as well as other SEC filings on the SEC website.

Please visit www.santafegoldcorp.com.